Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 18, 2025, with respect to the consolidated financial statements of Dolby Laboratories, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

September 11, 2026